UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2009

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2009, we through NNN VF Chase Tower REO, LP, our indirect subsidiary, along with NNN Chase Tower REO, LP, an entity managed by Grubb & Ellis Realty Investors, LLC, our manager, NNN OF 8 Chase Tower REO, LP, an entity also managed by our manager and CBD Chase Tower, LP (f/k/a ERG Chase Tower, LP), which are collectively the sellers, or the Seller, entered into an agreement for purchase and sale of real property and escrow instructions, or the Agreement, for the sale of Chase Tower, located at 221 West Sixth Street, Austin, Texas, or the Chase Tower property, to 221 West Sixth Street, LLC, an unaffiliated third party, or the Buyer, for a purchase price of $73,650,000 plus a potential earn out price of $200,000 if a prospective tenant enters into a lease for certain space at the Chase Tower property. We through NNN VF Chase Tower Member, LLC, our wholly owned subsidiary, and NNN VF Chase Tower, LLC and NNN VF Chase Tower REO, LP, our indirect subsidiaries, own a 14.789% interest in the Chase Tower property.

The material terms of the Agreement include: (i) an initial deposit from the Buyer in the amount of $1,000,000 due within two days of execution of the Agreement; (ii) a contingency that Seller shall pay in full at closing a mezzanine loan in the approximate principal amount of $10,750,000 and if Seller fails to do so, Buyer may, at Buyer’s sole election: (a) terminate the Agreement upon the scheduled date of closing and receive a refund of the deposit; (b) extend the date of the closing until the date of such payment; or (c) assume the mezzanine loan upon the consent and approval of the mezzanine lender; and (iii) at closing, Buyer’s assumption of an existing senior loan in the approximate principal amount of $57,031,000, subject to the consent and approval of the senior lender and subject to modification of the terms of the senior loan as agreed to between the Buyer and the senior lender or Buyer may obtain its own financing to purchase the property. The Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements. The closing is expected to occur during the first quarter of 2010; however, we can provide no assurance that we will be able to complete the sale of the Chase Tower property in the anticipated timeframe, or at all.

The material terms of the Agreement regarding the disposition of the Chase Tower property are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Agreement for Purchase and Sale of Real Property and Escrow Instructions between NNN VF Chase Tower REO, LP, NNN Chase Tower REO, LP, NNN OF 8 Chase Tower REO, LP and CBD Chase Tower, LP (f/k/a ERG Chase Tower, LP), and 221 West Sixth Street, LLC, effective November 19, 2009.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

November 24, 2009	By:	/s/ Kent W. Peters

Name: Kent W. Peters
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Agreement for Purchase and Sale of Real Property and Escrow Instructions between NNN VF Chase Tower REO, LP, NNN Chase Tower REO, LP, NNN OF 8 Chase Tower REO, LP and CBD Chase Tower, LP (f/k/a ERG Chase Tower, LP), and 221 West Sixth Street, LLC, effective November 19, 2009